Exhibit 99.1
ONCOTHYREON ANNOUNCES RECEIPT OF NOTICE OF NON-COMPLIANCE WITH
MARKET VALUE OF LISTED SECURITIES STANDARD FOR LISTING ON THE NASDAQ
GLOBAL MARKET
Seattle, Washington — August 20, 2008 — Oncothyreon Inc. (Nasdaq: ONTY) (TSX: ONY) announced today that it received a letter from The Nasdaq Stock Market on August 14, 2008 indicating that Oncothyreon does not comply with the requirements for continued listing on The NASDAQ Global Market because it does not meet the maintenance standard that specifies, among other things, that (i) the market value of Oncothyreon’s common stock be at least $50 million as required by Marketplace Rule 4450(b)(1)(A) or (ii) total assets and total revenue be at least $50 million as set forth in Marketplace Rule 4450(b)(1)(B). This notification has no immediate effect on the listing of Oncothyreon’s common stock on The NASDAQ Global Market.
Oncothyreon may regain compliance with the minimum market value of listed securities standard if, at anytime prior to September 15, 2008, the market value of Oncothyreon’s common stock is at least $50 million in the aggregate, or approximately $2.57 per share, for a minimum of ten consecutive business days (or such longer period of time as may be required by Nasdaq, at its discretion), based upon 19,492,432 shares outstanding as of August 14, 2008.
If Oncothyreon fails to regain compliance with The NASDAQ Global Market listing standards by September 15, 2008, Oncothyreon may appeal Nasdaq’s determination to the Nasdaq Listing Qualifications Panel. This appeal process may take several weeks, during which time its common stock would continue to trade on The NASDAQ Global Market.
In addition, Oncothyreon believes that it currently meets the standards for listing on The NASDAQ Capital Market, which requires, among others things, stockholders’ equity of at least $2.5 million or minimum market value of listed securities of at least $35 million. If Oncothyreon continues to meet such standards, it may choose at any time prior to the end of the appeal process to apply to transfer the listing of its common stock to The NASDAQ Capital Market.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer.
Forward-Looking Statements
In order to provide our investors with an understanding of our current condition and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements related to our ability to regain compliance with the listing standards of The NASDAQ Global Market or obtain listing on The NASDAQ Capital Market. Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control.

These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including the risks associated with the availability and adequacy of financing, our financial condition and results of operations, general economic factors, achievement of the results we anticipate from our clinical trials with our products and our ability to adequately obtain and protect our intellectual property rights. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
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Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC., 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100 Fax: (206) 801-2101
ONCOTHYREON CANADA INC. 2011 — 94 St., Suite 200, Edmonton, AB, Canada T6N 1H1
Tel: (780) 450-3761 Fax: (780) 463-0871
http://www.oncothyreon.com